EXHIBIT 10.13

ASSET PURCHASE AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of the.11 day of April 2002, by and among Ideal Accents, Inc., a Florida corporation, with its principal place of business at 10200 West Eight Mile, Ferndale, Michigan 48220 (the "Purchaser") and Auto Conversions Inc., a Michigan corporation, with its principal place of business at 20050 Be1laire Avenue, Royal Oak, Michigan 48067 (the "Seller") and Michael Patten, an individual and the sole shareholder of Seller residing at 13517 Yvonne, Warren, MI 48093 (the "Shareholder").

WHEREAS, Seller and Shareholder are in the business of the sale, service and installation of auto conversion and detailing products (the "Business");

WHEREAS, Seller and Shareholder desire to sell to Purchaser, and Purchaser desires to acquire from Seller, substantially all of the operating assets of Seller owned or used by it in connection with the Business, on and subject to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I
TERMS OF AGREEMENT

            Section 1.01 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.01 hereof), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following assets owned by Seller and used in or pertaining to the Business, wherever located, as the same shall exist as of the Closing Date (collectively, the "Acquired Assets"):

            (a) All accounts receivable (collectively, "Receivables");

            (b) All inventories (wherever located) whether or not charged off or expensed in whole or in part, including, without limitation, all supplies, parts and finished goods (collectively, "Inventories");

            (c) All fixed assets and tangible personal property including, without limitation, equipment, machinery, vehicles, tools, dies, furniture, furnishings, office equipment, leasehold improvements, fixtures and all similar assets or properties used in the Business of Seller whether or not charged off or expensed in whole or in part (collectively, "Fixed Assets"), together with all manufacturers' or vendors' warranties and service contracts relating to the Fixed Assets;

            (d) All rights in and under all open orders as of the Closing Date for goods and/or services accepted by Seller in the ordinary course of business, consistent with past practice, that Purchaser determines to assume at Closing (if any) ("Orders");

            (e) All customer deposits, prepaid supplies and other prepaid expenses relating to Orders or Contracts (as hereinafter defined);

            (f) All rights in and under the contracts and other written commitments and agreements of Seller listed on Schedule 1.01(f) hereto (if any) ("Contracts");

            (g) All sales records and sales promotional data, customer lists and records, cost and pricing information, and all good will of the Business of Seller;

            (h) All intellectual property used in the Business of Seller, including, without limitation, any and all inventions, patent rights, trade secrets, know-how, trademarks, service marks and trade names and the good will associated therewith, and applications with respect to the foregoing, including, without limitation, the trade name "Auto Conversions" and the corporate name "Auto Conversions Inc." (collectively, "Intangible Rights"); and

            (i) All telephone numbers, websites and e-mail addresses used in the Business of Seller.

            Section 1.02 Certain Assets and Records Retained. There is specifically excepted from the assets and properties of Seller sold to Purchaser pursuant to this Agreement, and the phrase "Acquired Assets" does not include, the following:

            (a) All cash, cash equivalents and bank accounts;

            (b) All rights and obligations in and under any contract, lease, agreement, commitment or other obligation of Seller not assumed by Purchaser hereunder;

            (c) Seller's corporate minute books, stock records, and organizational documents;

            (d) All policies of insurance of Seller and all prepayments of premiums with respect to such policies;

            (e) The originals of all general ledgers, tax returns, financial statements and data, work papers in connection therewith and similar records of Seller (provided that Purchaser shall be entitled to receive copies thereof from Seller on request) and

            (f) All prepayments of sales, real property and franchise taxes, all utility and security deposits and all deferred charges and deferred credits.

            Section 1.03 Liabilities Assumed. Purchaser hereby assumes as of the Closing and shall perform when due only the obligations and liabilities of Seller arising under (i) the Orders, (i) the Contracts, (ii) the loans and other accounts payable of the Seller, estimated to be approximately $200,000 as of the Closing Date, as more particularly described on Schedule 1.03 (the "Loans and Accounts Payable"), and no others (collectively the "Assumed Liabilities").

            Section 1.04 Liabilities Not Assumed. Purchaser shall not assume or become obligated or in any way responsible in respect of any of the liabilities, indebtedness or obligations of whatever nature of Seller or Shareholder other than the Assumed Liabilities.

            Section 1.05 Purchase Price. On the Closing Date, Purchaser shall pay Seller for the sale, transfer, assignment, conveyance and delivery of the Acquired Assets by the assumption of the Assumed Liabilities. The amount of the Assumed Liabilities shall be referred to herein as the "Purchase Price."

            Section 1.06 Allocation of Purchase Price. The Purchase Price shall be allocated among the Acquired Assets in the manner set forth on Schedule 1.07 hereto.  Purchaser, Seller and the Shareholder hereby agree that they shall file all federal, state and local tax returns and reports in a manner consistent with such allocation, and that none of them will assert or maintain a position inconsistent with the foregoing in any administrative or judicial proceeding, including any tax audit or other tax proceeding.

            Section 1.07 Consents to Assienments. Seller, Shareholder and Purchaser shall use their best efforts to obtain any consents required to consummate the transactions contemplated by this Agreement. Purchaser shall negotiate in good faith with any creditor or lender to which any of the Loans and Accounts Payable are owed to obtain for Shareholder a release and cancellation of any personal guarantee that may have been given by Shareholder to such creditor or lender. Purchaser agrees to indemnify and hold harmless Shareholder from and against payment obligations that may arise under any such personal guarantee which is not released and cancelled at Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

            Seller and Shareholder jointly and severally represent and warrant to Purchaser that the following are true, correct and complete on the date of this Agreement and will be true, correct and complete as of the Closing Date:

            Section 2.01 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Seller has all corporate power and authority to own its property and to carry on its operations as now conducted. Seller has no stock or equity interest in any corporation, firm or organization, and conducts all of its business directly and not through any association, joint venture, partnership or other business entity. Shareholder is the sole owner of all issued and outstanding shares of capital stock of Seller.

            Section 2.02 Corporate Action. Legal. Valid and Binding Aereement All corporate action of Seller necessary to authorize the execution and delivery of this Agreement and the instruments to be executed and delivered pursuant hereto and to consummate the transactions contemplated hereby has been properly taken, and resolutions of the Board of Directors of Seller, certified by an officer of Seller and in form reasonably satisfactory to counsel for Purchaser, will be delivered to Purchaser at the Closing. This Agreement is a legal, valid and binding agreement of Seller and Shareholder enforceable against each of them in accordance with its terms.

            Section 2.03 No Violation. Except for the consents of the persons or entities as set forth on Schedule 2.03, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, is a violation of, is in conflict with, constitutes a default under (whether such default would occur with the passage I of time, the giving of notice, or both), or requires Seller or Shareholder to obtain any consent, authorization or approval or registration under, or gives any person the right to accelerate the performance of any obligation under ( a) any term or provision of the Certificate of Incorporation or By-Laws of Seller, (b) any agreement or commitment to which Seller or Shareholder is bound, (c) any agreement, understanding or commitment relating to any bank or other institutional loans or indebtedness of Seller or Shareholder, (d) any judgment, decree, order, regulation or rule of any court or governmental authority, or any statute or law applicable to Seller or Shareholder.

            Section 2.04 Title to and Condition of Acquired Assets. Seller has and will deliver to Purchaser on the Closing Date, good and marketable title to all of the Acquired Assets, free and clear of any agreement or understanding with respect to the use or possession thereof or any rights thereto and of all liens, mortgages, pledges, encumbrances, security interests, conditional sales agreements, or charges of any kind or character. None of the Acquired Assets is located other than at the real property currently occupied by Seller at 20050 Bellaire Avenue, Royal Oak, Michigan (the "Leased Property") and none of the Acquiroo Assets are on consignment with any third party. A correct and complete list of the Fixed Assets of Seller is attached as Schedule 2.04 hereto.

            Section 2.05 Corporate Records. Seller will deliver to Purchaser's counsel within ten (10) days following the execution of this Agreement, for review, copies of Seller's (a) Articles of Incorporation and all amendments thereto, (b) By-Laws and all amendments thereto, (c) minute books and (d) share record books and share certificate books (collectively the "Corporate Records"). The Certificate of Incorporation of Seller has not been amended, except and to the extend provided in any certificate of amendment heretofore delivered to Purchaser's counsel. The Corporate Records provided to Purchaser constitute a true and complete copy of the existing record of all shareholder, director and other corporate meetings of Seller.

            Section 2.06 Litigation. There is no action, suit, investigation or other proceeding pending or, to the knowledge of Seller or Shareholder, threatened against or involving Seller or the Acquired Assets before any court, administrative agency or other governmental or arbitral body, whether or not covered by insurance, and neither Seller nor Shareholder know of no valid basis for any such action, suit, investigation or other proceeding. No unsatisfied judgment, order, writ, injunction, decree or assessment or other command of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality has been entered against or served upon Seller. There is no action or proceeding pending, or to the knowledge of Seller or Shareholder, threatened, which questions or challenges the validity of this Agreement or any of the transactions contemplated by this Agreement or otherwise seeks to prevent or have the effect of preventing the consummation of the transactions contemplated hereby. Seller has not received any notice from, nor has Seller been advised by, any federal, state or local administrative agency or governmental b:>dy that it is or may be a potentially responsible party for environmental conditions on the Leased Property or arising out of the disposal of any wastes generated by Seller or its predecessors in interest in connection with operations on the Leased Property.

            Section 2.07 Orders: Contracts. The Orders and Contracts are valid and binding obligations of Seller, are in full force and effect, have been entered into by Seller in the ordinary course of business, consistent with past practice, do not call for any extraordinary capital expenditures or other extraordinary actions, and Seller is not in default thereunder (nor has Seller performed or failed to perform any act that with notice or passage of time, or both, could constitute a default thereunder) nor has Seller or Shareholder received notice or information as to a threatened default by a third party .

            Section 2.08 Relationships with Customers. Schedule 2.08 contains a list of the customers of the Business. Seller has good relationships with its customers, and neither Seller nor Shareholder know of any current controversy or dispute with any customer (including any dispute or claim regarding goods sold or leased, or services performed, by Seller) and have no information that Purchaser will lose or experience a reduction in orders from any customer.

            Section 2.09 Inventories. The Inventories of Seller consist solely of inventories of the kind and quality salable or usable in the ordinary course of the Business. Seller has good and marketable title to the Inventories free and clear of all liens and encumbrances and no Inventories are on consignment with any third party other than the National Bank which the Purchaser will assume on Closing. A correct and complete list of the Inventories and their values will be delivered by Seller to Purchaser at Closing.

            Section 2.10 Taxes. Seller has filed or caused to be filed all federal, state, municipal and other tax returns and reports required to be filed and has paid all taxes when due. There are no liens or charges on the Acquired Assets or the Business resulting from Seller's or Shareholder's failure to file any such tax returns or reports or to pay any such tax and there are no unpaid taxes which are or could become a lien on the Acquired Assets, except for current taxes not yet due and payable. All monies required to be withheld by Seller from employees for income taxes, social security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose.

            Section 2.11 Employees. A complete and correct list of Seller's current employees and their wages and benefits is attached hereto as Schedule 2.11. There are no employment agreements, agreements relating to terms and conditions of employment or compensation agreements relating to severance or collective bargaining agreements between Seller and any of its employees or any collective bargaining agent or labor organization representing any such employees. There is no union or organizing campaign pending or, to the knowledge of Seller or Shareholder, threatened with respect to the employees of Seller and no questions regarding representation exists with respect to Seller's employees. There bas been no violation of, and Seller bas received no notice in the last twelve months of any violation of any federal, state or local statute, law, ordinance, rule, regulation, order or directive with respect to the employment of individuals by, or the employment practices of Seller, terms and conditions of employment, or wages and hours, and Seller is not engaged in any unfair labor practice. There is no unfair labor practice charge or other employee-related complaint against Seller pending before the National Labor Relations Board or any other federal, state or local governmental agency.

            Section 2.12 Receivables. The Receivables are bona fide receivables that arose out of sales in the ordinary course of the Business. The Receivables are good and collectible at the recorded amount thereof and are not subject to any counterclaims, setoffs, credits or allowances by the debtors thereof. The Receivables are collateral to the National Bank loan being assumed by the Purchaser on Closing. A correct and complete list of the Receivables, including the names and addresses of the obligors and the amounts thereof, will be delivered by Seller to Purchaser at Closing.

            Section 2.13 Real Property. Other than its interests as a lessee in the Leased Property, the Seller owns no interests in real property, nor has Seller ever owned any interests in real property. The Leased Property is occupied by Seller under a month-to-month lease, which permits Seller to terminate its tenancy thereunder on the giving of one month's notice without penalty. Purchaser will not incur any liability or obligation under such lease by reason of the transactions contemplated hereby.

            Section 2.14 Compliance with Laws. Seller is in compliance with all applicable statutes, laws, ordinances, rules, regulations, orders and directives pertaining to the Leased Property and the conduct of its operations and the Business. Seller has not received in the last twelve (12) months any notice of failure to comply with, any applicable statutes, laws, ordinances, rules, regulations, orders or directives pertaining to the Leased Property or the conduct of its operations and the Business, including, without limitation, any notice from any governmental body having jurisdiction over Seller as to any violation of any building, fire, environmental, health, or other law or ordinance.

            Section 2.15 Employee Benefit Plans. Upon consummation of the transaction contemplated by this Agreement, except as required by applicable law, Purchaser shall have no obligation or liability, whether absolute or contingent, under or with respect to (a) any employment, consulting, severance or other similar contract, arrangement or policy, (b) any plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including, but not limited to, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, sick leave, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, Stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation or benefits, (c) any "multiemployer plan" as defined in Section 4001 (a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") or "employee welfare benefit plan" as defined in Section 3(1) of ERISA or (d) any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a multiemployer plan) which, in any such case, (i) Seller, or any ERISA Affiliate of Seller maintains, administers, contributes to or is required to contribute to, or maintained, administered, contributed to or was required to contribute to, or under which Seller or any ERISA Affiliate of Seller may incur any liability and (ii) which covers any employee or former employee of Seller or any ERISA Affiliate of Seller (with respect to their relationship with such entities) (each, an "Employee Plan"). Without limiting the generality of the foregoing, any disability or other benefits payable to any employee of Seller who becomes an employee of Purchaser on or after the Closing shall be payable by Seller for any period prior to the first day of employment of any such employee by Purchaser. "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with Seller as defined in Section 414(b) or (c) of the Code. Schedule 2.11 identifies all Employee Plans of the Seller.

            Section 2.16 Intangible Rights. Schedule 2.16 sets forth a complete list of the Intangible Rights. The Intangible Rights are owned exclusively by Seller and are used solely and exclusively by Seller. The Intangible Rights will be owned or available for use by Buyer on the same terms and conditions upon Closing as such rights are owned or available for use by Seller immediately prior to Closing. To Seller's and Shareholder's knowledge, Seller's use of the Intangible Rights is not infringing upon or otherwise violating the rights of any third party in or to such Intangible Rights. No proceedings have been instituted against, and no notices have been received, by Seller or Shareholder that are presently outstanding alleging that Seller's use of the Intangible Rights infringes upon or otherwise violates any rights of a third party in or to such Intangible Rights.

            Section 2.17 Warranties. Except for the standard manufacturer and service warranties, the Seller has not made or given any express warranties with respect to any goods sold or services performed by Seller. Neither Seller nor Shareholder is aware of any defect in any goods sold or services performed by Seller.

            Section 2.18 Brokers. Seller and Shareholder have not entered into any agreement, arrangement or understanding with any third person which will result in the obligation of Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement.

            Section 2.19 General Representation and Warranty. Except as otherwise disclosed in this Agreement or any schedule hereto, neither Seller nor Shareholder know of any fact or condition which is materially adverse to the operations or prospects of the Business. None of the representations and warranties of Seller or Shareholder made in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary in order to make any such representation or warranty not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to Seller and Shareholder that the following are true, correct and complete on the date of this Agreement and will be true, correct and complete as of the Closing Date:

        Section 3.01 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Purchaser has all corporate power and authority to own its property and to carry m its operations as now conducted by it.

        Section 3.02 Corporate Action: Legal. Valid and Binding: Agreement. All corporate action of Purchaser necessary to authorize the execution and delivery of this Agreement and the instruments to be executed and delivered pursuant hereto and to consummate the transactions contemplated hereby has been or will prior to Closing be properly taken and resolutions of the Board of Directors of Purchaser, in form satisfactory to counsel for Seller, will be delivered on the Closing Date to Seller. This Agreement is a legal, valid and binding agreement of Purchaser, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies.

        Section 3.03 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, is a violation of, is in conflict with, constitutes a default under (whether such default would occur with the passage of time, the giving of notice, or both) or requires Purchaser to obtain any consent, authorization or approval or registration under or gives any person the right to accelerate the performance of any obligation under (a) any term or provision of the Articles of Incorporation or By-laws of Purchaser, (b) any agreement or commitment to which Purchaser is bound, (c) any agreement, understanding or commitment relating to any bank or other institutional loans or indebtedness of Purchaser, or (d) any judgment, decree, order, regulation or rule of any court or governmental authority, or, to the knowledge of Purchaser, any material statute or law applicable to Purchaser.

        Section 3.04 Brokers. Except for an agreement with Medallion Capital Corporation ("Purchaser's Broker"), the Purchaser has not entered into any agreement, arrangement or understanding with any third person which will result in the obligation of either Seller or Shareholder to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated by this Agreement. Purchaser shall be responsible for the payment to Purchaser's Broker of any finder's fee, commission or similar payment in connection with the transaction contemplated by this Agreement.

ARTICLE IV
CLOSING

        Section 4.01 Closing. Closing shall take place in the office of the Purchaser within thirty (30) days of execution of this Agreement, or at such other time or place as may be mutually agreed to by Seller and Purchaser (the "Closing Date").

        Section 4.02 Closinig Adjustment Certificate. Not later than two (2) business days prior to the Closing Date, Seller shall deliver to Purchaser a certificate, certified by the President of Seller, setting forth the total amount of the Loans and Accounts Payable as of the Closing Date (the "Closing Adjustment Certificate"). Purchaser shall review the Closing Adjustment Certificate and advise Seller whether it objects to Seller's calculation of the amount of the Loans and Accounts Payable shown thereon. If Purchaser objects to such ca1culation, Purchaser and Seller will consult and attempt in good faith to reach agreement on a final calculation of the total amount of the Loans and Accounts Payable at Closing. The Seller hereby acknowledges that the Closing Adjustment Certificate will be utilized by Shareholder and Purchaser in effecting certain adjustments, if required, under a note purchase agreement to be entered into between Shareholder and Purchaser as of the Closing Date pursuant to which Purchaser will acquire from Shareholder a note receivable owing to Shareholder by Seller (the "Note Purchase Agreement").

        Section 4.03 Deliveries by Seller and Shareholder. At Closing, Seller and Shareholder shall deliver the following:

        (a)    Such fully executed documents and instruments of assignment, transfer and conveyance as are necessary in the opinion of, and reasonably satisfactory in form to counsel of Purchaser to transfer good and marketable title to the Acquired Assets to Purchaser in accordance with the provisions of this Agreement, including one or more bills of sale and any separate bill of sale required or advisable with respect to any vehicle;

        (b)    Evidence acceptable to Purchaser of all necessary consents (if any) to the assignment to Purchaser of the Orders and the Contracts and the assumption by Purchaser of the Loans and Accounts Payable;

        (c)    The Note Purchase Agreement executed by Shareholder in the form attached hereto as Exhibit 4.03(c);

        (d)    An employment agreement executed by Shareholder, in the form attached hereto as Exhibit 4.03( d) (the "Employment Agreement"); and

        (e)    The Items required to be delivered pursuant to Section 2.09, 2.12 and 4.02 of this Agreement.

        Section 4.04 Deliveries bv Purchaser. At Closing, Purchaser shall deliver the following:

        (a)    Good and sufficient documents, reasonably satisfactory in form to Seller, evidencing the assumption by Purchaser of the Assumed Liabilities;

        (b)    The Employment Agreement executed by Purchaser; and

        (c)    The Note Purchase Agreement executed by Purchaser.

        Section 4.05 Conditions to Purchaser's Obligation to Close. The obligation of Purchaser to consummate the transactions provided for hereby is subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may, in Purchaser's sole discretion, be waived in whole or in part): (1) the terms of the debt owed by Seller to National Bank, as of the Closing Date (the "National Bank Debt"), shall have been amended to allow for assumption of the debt by Purchaser and payment thereof on a schedule acceptable to Purchaser; (2) Purchaser's due diligence examination of the Business and the Acquired Assets shall be acceptable to Purchaser in its sole discretion; (3) all representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct in all respects at and as of the Closing Date, and Seller and Shareholder shall have performed all agreements and covenants required hereby be performed by them prior to and at the Closing Date; (4) all consents, approvals and waivers necessary to permit Seller to transfer the Acquired Assets to Purchaser shall have been obtained; (5) no proceeding by any person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby; (6) Seller and Shareholder shall have furnished Purchaser with such certificates of its officers as may be reasonably requested by Purchaser to evidence compliance with the conditions set forth in this Section 4.05; (7) Purchaser shall have received from Seller resolutions adopted by the board of directors and shareholders of Seller approving this Agreement and the transactions contemplated hereby; (8) the closing of the transactions contemplated by the Note Purchase Agreement shall have occurred; and (9) Seller and Shareholder shall have made the deliveries required pursuant to Section 4.03 of this Agreement.

        Section 4.06 Conditions to Seller and Shareholder's Obligations to Close. The obligations of Seller and Shareholder to consummate the transactions provided for hereby is subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may, in Seller and Shareholder's sole discretion, be waived in whole or in part): (1) all representations and warranties of Purchaser contained in this Agreement shall be 1rue and correct in all respects at and as of the Closing Date, and Purchaser shall have performed all agreements and covenants required hereby to be performed by it prior to and at the Closing Date; (2) all consents, approvals and waivers necessary to permit Seller to transfer the Acquired Assets to Purchaser as contemplated hereby shall have been obtained; (3) no proceeding by any person shall have been instituted or threatened which questions the validity of the transactions contemplated hereby; (4) the closing of the transactions contemplated by the Note Purchase Agreement shall have occurred; and (5) Purchaser shall have made the deliveries required pursuant to Section 4.04 of this Agreement.

ARTICLE V
ADDITIONAL AGREEMENTS

        Section 5.01 Conduct of Business Prior to Closing. Seller shall continue to carry on the Business in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the transactions contemplated by this Agreement at any time prior to Closing. Without limiting the generality of the foregoing, Seller shall (1) maintain the Acquired Assets in their current state of repair, excepting normal wear and tear, and (2) maintain, and take no action to prejudice or diminish, all existing and prospective business, customer and supplier relationships of the Business in accordance with its past practices.

        Section 5.02 Further Actions and Assurances. Subject to the terms and conditions hereof, each of the parties hereto agrees that prior to and following Closing such party will use its or his best efforts to take, or cause to be taken. all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and give effect to the transactions contemplated by this Agreement, including, but not limited to, (i) executing whatever further documents, instruments of assignment, transfer, conveyance or authorization and agreements as may be reasonably requested in order to fulfill the purposes and the intent of this Agreement and (ii) cooperating in obtaining all necessary consents, permits, approvals and licenses (if any). Shareholder specifically agrees to use his best efforts to take all actions and do all things necessary, proper or advisable in order that the customers of the Business become customers of Purchaser following Closing.

        Section 5.03 Sales Taxes. Seller shall pay any applicable transfer, sales or use taxes imposed by the reason of consummation of the transactions contemplated hereby.

        Section 5.04 Orders and Receivables. Seller and Shareholder agree to immediately pay over to Purchaser without set-off or other reduction any and all monies received following Closing attributable to Receivables acquired or Orders assumed by Purchaser hereunder. Seller and Shareholder agree to assist Purchaser at its request in the collection of any Receivables acquired or the performance of any Orders or Contracts assumed hereunder. Such assistance will include at Purchaser's request directing the obligors under the Receivables to make payment to such person or place and on such terms as Purchaser may reasonably request.

        Section 5.05 Investigation by Purchaser. Prior to Closing, Purchaser and each representative of Purchaser shall be entitled to conduct a due diligence investigation with respect to the Acquired Assets and the Business. In connection with such investigation, Seller and Shareholder and each representative of Seller and Shareholder shall (i) cooperate with Purchaser and each representative of Purchaser, (ii) provide all information and all documents and other tangible items containing or relating to such information reasonably requested by Purchaser or any representative of Purchaser, and (ill) permit Purchaser and each representative of Purchaser to inspect any of the Acquired Assets.

        Section 5.06 Matters Relating to Employees.

        (a)    On or after the Closing, Purchaser may offer employment to any individual employed by Seller in the Business immediately prior to Closing; provided, however, that except as otherwise provided in this Agreement, it is understood that there is no obligation on the part of Purchaser to make any such offers of employment. With respect to employees of Seller who are hired by Purchaser as employees on or following the Closing, Seller and Shareholder agree to cooperate with Purchaser fully in the transition of any such employees to employment with Purchaser. Nothing contained herein shall be cons1rued to effect any rights Purchaser may have on and after the Closing to terminate the employment of any employee at any time.

        (b)    Nothing in this Agreement expressed or implied shall confer upon any employee of Seller or union, collective bargaining agent or other person or entity any rights or remedies (including, but not limited to, any right to employment or continued employment for any specified period) or right to any particular benefits in connection with any employment of any nature or kind whatsoever.

        (c)    Purchaser shall assume no obligations or liabilities whatsoever of Seller in respect of worker's compensation, severance, payroll and or unemployment tax, pension, profit-sharing, health insurance, COBRA, accrued but unused vacation or other wage or benefit liabilities in respect of any employees or service providers of Seller, whether or not employed by Purchaser on and after the Closing.

ARTICLE
SURVIVAL AND INDEMNIFICATION

        Section 6.01 Survival of Representations. Warranties. Covenants and Indemnities. The representations and warranties of the parties to this Agreement contained in Articles II and III hereof, and the indemnities with respect thereto, shall survive the Closing through the third anniversary of the Closing Date, at which time they shall expire, except that any claims made prior to the third anniversary of the Closing Date with respect to any Loss (as hereinafter defined) shall survive until liability therefor shall be finally determined. The covenants of the parties to this Agreement, and the indemnities with respect thereto, shall survive the Closing until they have been fully performed or satisfied or otherwise discharged.

        Section 6.02 Indemnification by Seller and Shareholder. Seller and Shareholder agree, jointly and severally, to reimburse, indemnify and hold harmless Purchaser from and against any and all liabilities, losses, and reasonable costs and expenses, including, but not limited to, attorneys' and accountants' fees and disbursements (a "Loss" or collectively "Losses"), arising out of or incurred with respect to (a) any breach of anyone or more of Seller's and Shareholder's warranties or representations in this Agreement, (b) the breach or nonperformance of any covenant or obligation to be performed by Seller or Shareholder hereunder, or (c) the breach, nonperformance or non-payment of any liabilities or obligations of Seller not assumed by Purchaser pursuant to this Agreement, whether or not such liability or obligation is disclosed to Purchaser hereunder.

        Section 6.03 Indemnification by Purchaser. Purchaser agrees to indemnify and hold ham1less Seller and Shareholder from and against any and all Losses arising out of or incurred with respect to (a) any breach of anyone or more of Purchaser's warranties or representations in this Agreement, (b) the breach or nonperformance by Purchaser of any covenant or obligation to be performed by Purchaser hereunder, or (c) the breach, nonperformance or non-payment of any of the Assumed Liabilities.

        Section 6.04 Notification of Claims. In the event that any party hereto proposes to make any claim for indemnification pursuant to Sections 6.02 or 6.03 hereof, the party seeking indemnification (the "Indemnified Party") shall deliver on or prior to the date upon which the applicable representations, warranties, indemnities or covenants expire pursuant to Section 6.01 hereof, a signed certificate, which certificate shall (i) state that a Loss has occurred (ii) specify the sections of this Agreement under which such claim is made, and (iii) specify in reasonable detail each individual item of Loss or other claim including the amount thereof (to the extent reasonably ascertainable) and the date such Loss was incurred.

        Section 6.05 Defense of Third Party Claims and Extension of Statute of Limitations. The party to this Agreement against which a claim for a particular item (or group of related items) of Loss is asserted (the "Indemnifying Party") shall have the right in its discretion and at its expense to participate in and control (a) the defense or settlement of any claim, suit, action or proceeding (including appeals) in respect of such item (or items) by any other person other than a party hereto insofar as the Indemnified Party shall claim indemnification hereunder in respect thereof, (b) any and all negotiations with respect thereto, and (c) the assertion of any claim against any insurer with respect thereto, and the Indemnified Party shall not settle any such claim, suit, action or proceeding or agree to extend any applicable statute of limitation without the prior written approval of the Indemnifying Party, which approval shall not be unreasonably withheld or delayed. The rights of participation, control and approval granted to the Indemnifying Party shall be subject as a condition precedent to such party's acknowledging to the Indemnified Party, in writing, the obligation of the Indemnifying Party to indemnify the other party hereto in respect of such third party's claim, suit, action or proceeding giving rise to such item. Upon such acknowledgement, the Indemnified Party will provide the Indemnifying Party with all reasonably available information, assistance and authority to enable the Indemnifying Party to effect such defense or settlement and upon the Indemnifying Party's payment of any amounts due in respect of such claim, suit, action or proceeding, the Indemnified Party will, to the extent of such payment, assign or cause to be assigned to the Indemnifying Party the claims of the Indemnified Party, if any, against such third parties in respect of which such payment is made. If the Indemnifying Party is not so willing to acknowledge such obligation, the Indemnified Party shall be entitled to proceed with the defense or settlement of the claim, suit, action or proceeding, any and all negotiations with respect thereto, and the assertion of any claim against any insurer with respect thereto at the expense of the Indemnifying Party, and the Indemnifying Party shall have no right to participate in ot control the foregoing matters.

ARTICLE VII
CONFIDENTIALITY AND NON-COMPETITION

        Section 7.01 Confidentiality. Seller and Shareholder, on the one hand and Purchaser, on the other, have had access to, and have gained knowledge with respect to, the business of the other party including, without limitation, information concerning methods of doing business, information concerning customers and suppliers, trade secrets, financial results and related information and other valuable and confidential information not generally known to the public (referred to herein as "Confidential Information"). Each party to this Agreement acknowledges that the unauthorized disclosure or misuse of the Confidential Information of the other party will cause irreparable damage to such other party and protection of such Confidential Information is essential to the growth and stability of such party. Accordingly, Seller and Shareholder, on the one hand, and Purchaser, on the other hand, hereby agree, upon execution of this Agreement and from and after the Closing Date, not to use or disclose the Confidential Information of the other except, with respect to Shareholder, in connection with his performance of any employment duties to Purchaser following Closing.

        Section 7.02 Period of Non-Competition. Pursuant to this Agreement, Purchaser shall acquire certain of the assets and the Business of Seller. In order to protect Purchaser's investment in the Business and such assets, Purchaser has requested and Seller and Shareholder have agreed to the covenants not to compete set forth in this Section 7.02. For a period of three (3) years following the Closing Date, Seller and Shareholder agree that they shall not, directly or indirectly, for their own account or as agent, employee, officer, director, consultant, or as a stockholder or equity owner of any corporation or other entity, or a member of any firm or otherwise (a) anywhere within 200 miles of the Business or any other similar business operation of Purchaser, engage or attempt to engage, in any business activity which is the same as, substantially similar to or directly competitive with, the Business, (b) employ or solicit the employment of any present or future employee of Purchaser, (c) disrupt or interfere with, or seek to disrupt or interfere with, the relationship of Purchaser and any past, present or prospective supplier, customer or business contact of Purchaser (whish shall include any former supplier, customer or business contact of Seller or Shareholder). Seller and Shareholder agree that the foregoing territorial, time and other limitations are reasonable and properly required for the adequate protection of the business and affairs of Purchaser effective from and after the Closing, and in the event that anyone or more of such territorial, time or other limitations is found to be unreasonable by a court of competent jurisdiction, Seller and Shareholder, shall agree and submit to the reduction of said territorial, time or other limitations to such an area, period, or otherwise as the court may determine to be reasonable. With respect to the operation of this Section 7.02, Shareholder agrees that if he accepts employment with Purchaser at Closing the terms of the non-competition covenant contained herein shall commence on the date on which he is employed by Purchaser and shall continue for a period of one year following the termination or expiration of such employment; provided, however, that if such termination is voluntary by Shareholder or involuntary for cause then such term shall continue for a period of three years following such termination.

        Section 7.03 Equitable Remedies. Because a remedy at law for any breach of the provisions of Sections 7.01 and 7.02 hereof will be inadequate, in addition to all other remedies available to Purchaser, Purchaser shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions of this Article VII.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.01 Termination. This Agreement may be terminated upon prior written notice at any time prior to the Closing Date without liability of any party:

        (a) by mutual written consent of Purchaser, Seller and Shareholder; or

        (b) by Seller on the one hand, or Purchaser, on the other hand, upon prior written notice to the other and reasonable opportunity to cure, if a non-terminating party has breached any material covenant to be performed by it pursuant to this Agreement. Termination of this Agreement shall not affect in any way the continuing obligations of the parties hereto pursuant to Section 8.11 hereof relating to expenses.

        Section 8.02 Notices. All notices under this Agreement shall be in writing. All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given or delivered (i) if hand delivered or (ii) if mailed by certified mail, postage prepaid, or by nationally recognized overnight courier service, addressed to the appropriate party at the following addresses for such parties set forth on the first page of this Agreement. Any party may from time to time designate by written notice pursuant to this Section 8.02 any other address or party to which such notice or communication or copies thereof shall be sent.

        Section 8.03 Assignment. No party shall assign this Agreement or any rights. interests or obligations hereunder. or delegate performance of any of its obligations hereunder. without the prior written consent of the other party .

        Section 8.04 Waiver. Amendment. etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, both parties. No failure to delay of a party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the existence of any other right or power.

        Section 8.05 Binding Agreement: No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give any other Person any rights or remedies by virtue hereof.

        Section 8.06 Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of applicable law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than avoided, if possible, in order to achieve the intent of the parties to the extent possible.

        Section 8.07 Countemarts: Facsimile. This Agreement may be executed by facsimile signature transaction and in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

        Section 8.08 Headings. The headings used in this Agreement are for reference purposes only and shall not be given substantive effect.

        Section 8.09 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Michigan without reference to its principles of conflicts of laws.

        Section 8.10 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto, constitute the entire agreement and understanding of the parties in respect of any subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        Section 8.11 Expenses. Except as otherwise specified in this Agreement, Seller, Shareholder and Purchaser shall pay their own legal, accounting and other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

        Section 8.12 Representation by Counsel: Interpretation. Seller, Shareholder and Purchaser acknowledge that they have been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and any such right is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Seller, Shareholder and Purchaser.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SELLER:

AUTO CONVERSIONS, INC.

By: /s/ Michael Patten
Title

SHAREHOLDER:

/s/ Michael Patten
Michael Patten

PURCHASER:

IDEAL ACCENTS, INC.

By:  /s/ Joseph O'Connor
Title: C.O.O.

LIST OF SCHEDULES

Schedule 1.01(f)	- Assumed Contracts
Schedule 1.03	- Loans and Accounts Payable
Schedule 1.07	- Allocation of Purchase Price
Schedule 2.03	- Necessary Consents and Approvals
Schedule 2.04	- Fixed Assets
Schedule 2.08	- Customers
Schedule 2.11	- Employees
Schedule 2.16	- Intangible Rights

Schedule 1.01 (f)

There are no contracts.

Schedule 1.03

Assumed Liabilities

1. National Bank Loan	$74,000.00
2. Loan by individuals	$ 5,000.00
3. Webasto	$70,000.00
4. Other accounts payable	$51,000.00

A list setting out the name, address, contact information, and exact amount due as of Closing will be provided by Seller on Closing.

Schedule 1.07
Allocation of Purchase Price

Subject to adjustments that may be made at Closing the Purchase Price shall be allocated as follows:

- Accounts Receivable	$30,000
- Inventory	$30,000
- Machinery, equipment, vehicles Furniture and fixtures as listed on Schedule 2.04	$70,000
- Customer list as listed on Schedule 2.08	$70,000

Schedule 2.03
Required Consents

The consent of the National Bank to the assumption of the loan at closing by the Purchaser.

Schedule 2.04
Fixed Assets

3-time clocks
3-floor heaters
5-desks
1-glass table w/3 chairs
1-phone system w/6 phones
1-glass display case
2-sewing machines
3-air compressors
2-gold plating machines
8-filing cabinets 4 drawer
2-copiers
1-shop vac
1-floor jack
5-floor fans
2-floor polishers
2-small refrigerators
2-microwaves
1-computer printer
2-hard drives
1-computer monitor
2-calculators

1994 CHEVY CAVALIER - PURPLE	VIN # 1G1JC544SR7207146
1983 DODGE RAM WAGON - BROWN	VIN # 2B4GB11F5DK370207
1990 CHEVY ASTRO - GREY	VlN # 1GNDM15Z7LB182S73
1992 DODGE CARAVAN-GREY	VIN # 256GKl131MR261886

Schedule 2.08
Customer List

ALAN FORD
1845 S. TELEGRAPH
BLOOMFIELD, MI 48033
(248) 335-4101

AVIS FORD
29200 TELEGRAPH
SOUTHFIELD, MI 48034
(248) 355-7500

BOB BORST L/M
1950 WEST MAPLE
TROY, MI 48083
(248) 643-6600

BELOTS TRIM
9359 N. DORT HWY.
MT. MORRIS, MI 48458
(810) 686-2347

BUFF WHELAN CHEVY
40445 VAN DYKE
STERLING HEIGHTS, MI 48313
(586) 939-7300

BILL COOKE BUICK
37911 GRAND RIVER
FARMINGTON HILLS, MI 48336
(248) 471-0800

CENTURY DODGE
13500 TELEGRAPH
TAYLOR, MI 48180
(734) 946-9430

COLONIAL DODGE
24200 GRATIOT
EAST POINTE. MI 48021
(586) 778-1800

CRESTVIEW CADILLAC
555 S. ROCHESTER RD.
ROCHESTER, MI 48307
(248) 656-9500

CYCLONE AUTO
101 W. INDIANOLA
YOUNGSTOWN, OH 44507
(330) 782-1234

DAL GLEISH CADILLAC
6160 CASS AVE.
DETROIT, MI 48202
(313) 875-0300

DON GOOLEY CADILLAC
19900 E. NINE MILE RD.
ST. CLAIR SHORES, MI 48080
(586) 772-8200

EXECUTIVE VEHICLE SALES
19678 HARPER
GROSSE POINTE WOODS, MI 48236
(313) 881-2700

FEIGLEY BUICK OLDS.
750 G.M.. ROAD
MILFORD, MI 48381
(248) 684-1414

FISCHER BODY
1759 MAPLELAWN
TROY, MI 48083
(248) 644-6364

HOOT MCINERNEY CADILLAC
37777 GRATIOT AVE
PO BOX 46429
MT. CLEMENS, MI 48046-6429
(586) 463-9000

HEIDEBRICHT CHEVY
64200 VAN DYKE
REMEO, MI 48065
(586) 752-5900

MASSEY CADILLAC
24600 GRAND RIVER
DETROIT, MI 48219
(313) 531-2600

MONICATTI C/P
40755 VAN DYKE
STERLING HEIGHTS, MI 48313
(586) 977-1700

NORTHLAND C/P
14100 W. EIGHT MILE ROAD
OAK PARK, MI 48237
(248) 398-8200

RINKIE CADILLAC
8333 E. ELEVEN MILE
WARREN, MI 48093
(586) 758-1800

SHELTON BUICK
855 ROCHESTER ROAD
ROCHESTER, MI 48307
(248) 651-5500

TERHUNE BUICK
102 BRIDGE STREET
MARINE CITY, MI 48039
(810) 465-8866

TOYOTA OF BLOOMFEILD
1951 TELEGRAPH
BLOOMFIELD, MI 48302
(248) 333-3300

VYLETEL BUICK
40555 VAN DYKE
STERLING HEIGHTS, MI 48093
(586) 977-2800

Schedule 2.11
Employees

PATRICK JAMES BONK
395 W. BARRETT
MADISON HEIGHTS, MI 48071
(248) 591-0297
$I6.00/HOUR OR COMMISSION WHICHEVER IS GREATER

WALTER TAYLOR
32751 KNAPP
WARREN, MI 48093
(586) 264-7243
$7.00/HOUR

SYLVESTER YAROCH
8325 MENGE
CENTER LINE, MI 48015
(586) 756-9869
$7.00/HOUR

STEPHEN PATRICK SWEENEY
24771 PARKSIDE #303
HARRISON TOWNSlDP, MI 48045
(313) 622-6375
$800.00/PER WEEK

JAMES ELLIOT BROWN
12586 TIMBERS ROAD
CARLETON, MI 48117
(734) 587-2317
$1100.00/PER WEEK PLUS $600.00/MONTH

GLEN CATER
980 VANDERPOOL
TROY, MI 48083
(248) 528-2135
$7.00/HOUR

THERE ARE NO BENEFITS PAID BY THE EMPLOYER

Schedule 2.16
Intangible Rights

There are no other Intangible Rights other than the trade name and corporate name set out in Article 1.01 (h) of the Agreement to which this Schedule forms part.

LIST OF EXHIBITS

Exhibit 4.03 (c) - Note Purchase Agreement

Exhibit 4.03 (d) - Employment Agreement

Exhibit 4.03(c)

NOTE PURCHASE AGREEMENT

        THIS AGREEMENT (the "Agreement") is made as of the 11 day of June 2002, by and among Ideal Accents, Inc., a Florida corporation, with its principal place of business at 10200 West Eight Mile, Ferndale, Michigan 48220 ("Purchaser") and Michael Patten, an individual, residing at 13517 Yvonne, Warren, MI, ("Patten").

        WHEREAS, Patten is the sole shareholder of Auto Conversions, Inc., a Michigan corporation (the "Corporation") in the business of the sale, service and installation of auto conversion and detailing products (the "Business");

        WHEREAS, the Corporation and Patten have simultaneously with the execution of this Agreement entered into an Asset Purchase Agreement with Purchaser (the "Asset Purchase Agreement") pursuant to which Purchaser shall acquire from the Corporation certain of the operating assets of the Corporation owned or used by it in connection with the Business;

        WHEREAS, on closing of the transactions contemplated by the Asset Purchase Agreement and as a condition precedent thereto, Patten desires to sell to Purchaser and Purchaser desires to acquire from Patten all of his right, title and interest in and to a loan made by Patten to the Corporation in the principal amount of $180,000, which prior to the Closing Date (as hereinafter defined) will be evidenced by a promissory note executed by the Corporation in form acceptable to Purchaser (the "Note");

        NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I
TERMS OF AGREEMENT

        Section 1.01 Purchase and Sale of Note. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.01 hereof), Patten agrees to sell to Purchaser, and Purchaser agrees to purchase from Patten, the Note.

        Section 1.02 Liabilities Not Assumed. Purchaser shall not assume or become obligated or in any way responsible in respect of any of the liabilities, indebtedness or obligations of whatever nature of Patten, whether pursuant to the operation of this Agreement or otherwise.

        Section 1.03 Purchase Price. On the Closing Date, Purchaser shall pay Patten for the sale, transfer, assignment, conveyance and delivery of the Note the sum of S 1 50,000 (the "Purchase Price"), subject to adjustment in accordance with Section 1.04 hereof, as follows: (1) cash in the amount of $50,000, payable $20,000 on Closing, $15,000 on the 60dt day following Closing and $15,000 on the 120th day following Closing and (2) delivery on Closing of 100,000 shares of common stock of the Purchaser, such shares being valued for this purpose at $1.00 per share.

        Section 1.04 Purchase Price Adjustments.

        (a)    If the amount of the Loans and Accounts Payable (as defined in the Asset Purchase Agreement) at Closing is less than $200,000, the Purchase Price for the Note shall be increased on a dollar-for-dollar basis by the difference between $200,000 and such amount of Loans and Accounts Payable. Such increased Purchase Price shall be paid at Closing by delivery of additional shares of common stock of Purchaser with such shares valued for this purpose at $1.00 per share. If the amount of the Loans and Accounts Payable at Closing is in excess of $200,000, the Purchase Price for the Note shall be decreased on a dollar-for-dollar basis by the difference between such amount of Loans and Accounts Payable and the sum of (x) $200,000 and (y) the amount by which the Receivables (as defined in the Asset Purchase Agreement) at Closing is in excess of $30,000 (if any). Such decreased Purchase Price shall be reflected by a reduction in the number of shares of common stock of Purchaser delivered at Closing with such shares valued for this purpose at $1.00 per share.

        (b)    If the holder of that certain $5,000 note evidencing indebtedness of the Corporation to be assumed by Purchaser at Closing requires that all or any portion of such indebtedness be paid by Purchaser at Closing and does not extend repayment terms, Patten agrees that the cash portion of the Purchase Price payable at Closing pursuant to Section 1.03 shall be reduced by the outstanding principal amount of such note required to be paid at Closing, with any such amount added to the Purchase Price installment due 60 days following Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PATTEN

        Patten represents and warrants to Purchaser that the following are true, correct and complete on the date of this Agreement and will be true, correct and complete as of the Closing Date:

        Section 1.05 Legal,. Valid and Binding Agreement This Agreement is a legal, valid and binding agreement of Patten enforceable against him in accordance with its terms.

        Section 1.06 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, is a violation of, is in conflict with, constitutes a default under (whether such default would occur with the passage of time, the giving of notice, or both), or requires Patten to obtain any consent, authorization or approval or registration under, or gives any person the right to accelerate the performance of any obligation under (a) any agreement or commitment to which Patten or the corporation is bound, (b) any agreement, understanding or commitment relating to any bank or other institutional loans or indebtedness of Patten or the Corporation, (c) any judgment, decree, order, regulation or rule of any court or governmental authority, or any statute or law applicable to Patten or the Corporation.

        Section 1.07 Title to Note. Patten has and will deliver to Purchaser on the Closing Date, good and marketable title to the Note, free and clear of any rights thereto and of all liens, mortgages, pledges, encumbrances, security interests, or charges of any kind or character.

        Section 1.08 Litigation. There is no action, suit, investigation or other proceeding pending or, to the knowledge of Patten, threatened against or involving Patten before any court, administrative agency or other governmental or arbitral body, whether or not covered by insurance, and Patten knows of no valid basis for any such action, suit, investigation or other proceeding. No unsatisfied judgment, order, writ, injunction, decree or assessment or other command of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality has been entered against or served upon Patten. There is no action or proceeding pending, or to the knowledge of Patten, threatened, which questions or challenges the validity of this Agreement or any of the transactions contemplated by this Agreement or otherwise seeks to prevent or have the effect of preventing the consummation of the transactions contemplated hereby.

        Section 1.09 Note.. The Note evidences advances made by Patten to the Corporation and constitutes good and valid indebtedness of the Corporation to Patten, is not subject to any defenses or rights of effect and is good and collectible at the principal amount thereof.

        Section 1.10 Nature of Shares: Status of Purchaser. The shares of common stock of Purchaser to be delivered as a portion of the Purchase Price (the "Shares") will be "restricted shares" bearing a restrictive legend restricting their transfer in the absence of registration under applicable Federal and state securities law or an available exemption therefrom. The Shares are not listed or admitted to trading on any stock exchange or automated or electronic quotation system. There is no current market for the Shares nor can there be any assurance given that any such market will develop. Patten acknowledges that he is acquiring the Shares for investment purposes only and not with a view to the resale or distribution thereof. Patten acknowledges receiving information regarding Purchaser sufficient to permit him with his advisors to evaluate the merits of an investment in the Shares. Patten understands that an investment in the Shares is speculative and subject to significant risk, including the risk of loss of his entire investment.

        Section 2.01 General Representation and Warranty. None of the representations and warranties of Patten made in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary in order to make any such representation or warranty not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to Patten that the following are true, correct and complete on the date of this Agreement and will be true, correct and complete as of the Closing Date:

        Section 1.11 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Purchaser has all corporate power and authority to own its property and to carry on its operations as now conducted by it.

        Section 1.12 Corporate Action: Legal,. Valid and Binding Agreement All corporate action of Purchaser necessary to authorize the execution and delivery of this Agreement and the instruments to be executed and delivered pursuant hereto and to consummate the transactions contemplated hereby has been or will prior to Closing be properly taken and resolutions of the Board of Directors of Purchaser, in form satisfactory to counsel for Patten, will be delivered on the Closing Date to Patten. This Agreement is a legal, valid and binding agreement of Purchaser, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies.

        Section 1.13 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, is a violation of, is in conflict with, constitutes a default under (whether such default would occur with the passage of time, the giving of notice, or both) or requires Purchaser to obtain any consent, authorization or approval or registration under or gives any person the right to accelerate the performance of any obligation under (a) any term or provision of the Articles of Incorporation or By-laws of Purchaser, (b) any agreement or commitment to which Purchaser is bound, (c) any agreement, understanding or commitment relating to any bank or other institutional loans or indebtedness of Purchaser, or (d) any judgment, decree, order, regulation or rule of any court or governmental authority, or, to the knowledge of Purchaser, any material statute or law applicable to Purchaser.

ARTICLE IV
CLOSING

        Section 1.14 Closing. The Closing shall be at the same time and place as the closing of the transactions contemplated by the Asset Purchase Agreement (the "Closing Date").

        Section 1.15 Deliveries by Patten. At Closing, Patten shall deliver to Purchaser such fully executed documents and instruments of assignment, transfer and conveyance as are necessary in the opinion of, and reasonably satisfactory in form to counsel of Purchaser to transfer good and marketable title to the Note to Purchaser in accordance with the provisions of this Agreement.

        Section 1.16 Deliveries by Purchaser. At Closing, Purchaser shall deliver to Patten the cash portion of the Purchase Price payable at Closing and the Shares, determined in accordance with Section 1.03 and 1.04 hereof.

        Section 1.17 Conditions to Purchaser's Obligation to Close. The obligation of Purchaser to consummate the transactions provided for hereby is subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may, in Purchaser's sole discretion, be waived in whole or in part): (1) all representations and warranties of Patten contained in this Agreement shall be true and correct in all respects at and as of the Closing Date, and Patten shall have performed all agreements and covenants required hereby be performed by him prior to and at the Closing Date; (2) no proceeding by any person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby; (3) the transactions contemplated by the Asset Purchase Agreement shall have closed; and; (4) all deliveries to be made to Patten pursuant to Section 4.02 of this Agreement shall have been made.

        Section 1.18 Conditions to Patten's Obligations to Close. The obligation of Patten to consummate the transactions provided for hereby is subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may, in Patten's sole discretion, be waived in whole or in part): (I) all representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects at and as of the Closing Date, and Purchaser shall have performed all agreements and covenants required hereby to be performed by it prior to and at the Closing Date; (2) no proceeding by any person shall have been instituted or threatened which questions the validity of the transaction contemplated hereby; (3) the transactions contemplated by the Asset Purchase Agreement shall have closed; and; (4) all deliveries to be made by Purchaser pursuant to Section 4.03 of this Agreement shall have been made.

ARTICLE V
ADDTIONAL AGREEMENTS

        Section 5.01 Lock-Up Agreement Patten agrees that he will not, without the prior written consent of Purchaser, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any of the Shares, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction is to be settled by delivery of the Shares, in cash or otherwise, for a period of two years from the later of the Closing Date or the date Purchaser's common stock begins to trade on the OTC Bulletin Board or any recognized U.S. stock exchange or automated quotation system.

        Section 5.02 Further Actions and Assurances. Subject to the terms and conditions hereof, each of the parties hereto agrees that prior to and following Closing such party will use its or his best efforts to take or cause to be taken all actions and to dot or cause to be done all things necessary, proper or advisable to consummate and give effect to the transactions contemplated by this Agreement, including but not limited to executing such documents instruments of assignment, transfer conveyance or authorization and agreements as may be reasonably requested in order to fulfill the purposes and the intent of this Agreement.

ARTICLE VI
SURVIVAL AND INDEMNIFICATION

        Section 6.01 Survival of Representations. Warranties. Covenants and Indemnities. The representations and warranties of the parties to this Agreement contained in Articles II and III hereof, and the indemnities with respect thereto, shall survive the Closing through the third anniversary of the Closing Date, at which time they shall expire, except that any claims made prior to the third anniversary of the Closing Date with respect to any Loss (as hereinafter defined) shall survive until liability therefore shall be finally determined. The covenants of the parties to this Agreement, and the indemnities with respect thereto, shall survive the Closing until they have been fully performed or satisfied or otherwise discharged.

        Section 6.02 Indemnification by Patten. Patten agrees to reimburse, indemnify and hold h8m11ess Purchaser from and against any and all liabilities, losses, and reasonable costs and expenses, including, but not limited to, attorneys' and accountants' fees and disbursements (a "Loss" or collectively "Losses"), arising out of or incurred with respect to (a) any breach of anyone or more of Patten's warranties or representations in this Agreement or (b) the breach or nonperformance of any covenant or obligation to be performed by Patten hereunder.

        Section 6.03 Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless Patten from and against any and all Losses arising out of or incurred with respect to (a) any breach of any one or more of Purchaser's warranties or representations in this Agreement, or (b) the breach or nonperformance by Purchaser of any covenant or obligation to be performed by Purchaser hereunder.

        Section 6.04 Notification of Claims. In the event that any party hereto proposes to make any claim for indemnification pursuant to Sections 6.02 or 6.03 hereof, the party seeking indemnification (the "Indemnified Party") shall deliver on or prior to the date upon which the applicable representations, warranties, indemnities or covenants expire pursuant to Section 6.01 hereof. a signed certificate. which certificate shall (i) state that a Loss has occurred, (ii) specify the sections of this Agreement under which such claim is made, and (iii) specify in reasonable detail each individual item of Loss or other claim including the amount thereof (to the extent reasonably ascertainable) and the date such Loss was incurred.

        Section 6.05 Defense of Third Party Claims and Extension of Statute of Limitations. The party to this Agreement against which a claim for a particular item (or group of related items) of Loss is asserted (the "Indemnifying Party") shall have the right in its discretion and at its expense to participate in and control (a) the defense or settlement of any claim, suit, action or proceeding (including appeals) in respect of such item (or items) by any other person other than a party hereto insofar as the Indemnified Party shall claim indemnification hereunder in respect thereof, (b) any and all negotiations with respect thereto, and ( c) the assertion of any claim against any insurer with respect thereto, and the Indemnified Party shall not settle any such claim, suit, action or proceeding or agree to extend any applicable statute of limitation without the prior written approval of the Indemnifying Party, which approval shall not be unreasonably withheld or delayed. The rights of participation, control and approval granted to the Indemnifying Party shall be subject as a condition precedent to such party's acknowledging to the Indemnified Party, in writing, the obligation of the Indemnifying Party to indemnify the other party hereto in respect of such third party's claim, suit, action or proceeding giving rise to such item. Upon such acknowledgement, the Indemnified Party will provide the Indemnifying Party with all reasonably available information, assistance and authority to enable the Indemnifying Party to effect such defense or settlement and upon the Indemnifying Party's payment of any amounts due in respect of such claim, suit, action or proceeding, the Indemnified Party will, to the extent of such payment, assign or cause to be assigned to the Indemnifying Party the claims of the Indemnified Party, if any, against such third parties in respect of which such payment is made. If the Indemnifying Party is not so willing to acknowledge such obligation, the Indemnified Party shall be entitled to proceed with the defense or settlement of the claim, suit, action or proceeding, any and all negotiations with respect thereto, and the assertion of any claim against any insurer with respect thereto at the expense of the Indemnifying Party, and the Indemnifying Party shall have no right to participate in or control the foregoing matters.

ARTICLE Vll
GENERAL PROVISIONS

        Section 7.0 1 Termination. This Agreement may be terminated upon prior written notice at any time prior to the Closing Date without liability of any party by mutual written consent of Purchaser and Patten; and shall be terminated automatically in the event of any termination of the Asset Purchase Agreement.

        Section 7.02 Notices. All notices under this Agreement shall be in writing. All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given or delivered (i) if hand delivered or (ii) if mailed by certified mail, postage prepaid, or by nationally recognized overnight courier service, addressed to the appropriate party at the following addresses for such parties set forth on the first page of this Agreement Any party may from time to time designate by written notice pursuant to this Section 7.02 any other address or party to which such notice or communication or copies thereof shall be sent

        Section 7.03 Assignment No party shall assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of the other party .

        Section 7.04 Waiver. Amendment. etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, both parties. No failure to delay of a party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the existence of any other right or power.

        Section 7.05 Binding Agreement: No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give any other person any rights or remedies by virtue hereof.

        Section 7.06 Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of applicable law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than avoided, if possible, in order to achieve the intent of the parties to the extent possible.

        Section 7.07 Counterparts: Facsimile. This Agreement may be executed by facsimile signature transaction and in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

        Section 7.08 Headings. The headings used in this Agreement are for reference purposes only and shall not be given substantive effect.

        Section 7.09 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Michigan without reference to its principles of conflicts of laws.

        Section 7.10 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of any subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        Section 7.11 Expenses. Except as otherwise specified in this Agreement, Patten and Purchaser shall pay their own legal, accounting and other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

        Section 7.12 Representation by Counsel: Interpretation. Patten and Purchaser acknowledge that they have been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and any such right is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Patten and Purchaser.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

PATTEN

----------------------
Michael Paten

PURCHASER:

By: ----------------------
Title: C.E.O

Exhibit 4.03( d)
EMPLOYMENT AGREEMENT

        THIS AGREEMENT. dated as June 11, 2002, is between IDEAL ACCENTS, INC., a Florida corporation having an office at 10200 West Eight Mile. Ferndale. Michigan 48220 (the "Company") and MICHAEL PATTEN. an individual residing at 13517 Yvonne, Warren MI (the "Employee").

        WHEREAS, the Company, Auto Conversions, Inc. ("Auto Conversions") and Employee, as the sole share holder of Auto Conversions, are parties to an Asset Purchase Agreement, dated 6/11, 2002 (the "Asset Purchase Agreement"), pursuant to which the Company will acquire certain of the operating assets of Auto Conversions; and

        WHEREAS. the Employee and the Company are also parties to a Note Purchase Agreement. dated 6/11, 2002 (the "Note Purchase Agreement"), pursuant to which the Company will acquire from Employee all of his right, title and interest in a note evidencing indebtedness of Auto Conversions to Employee; and

        WHEREAS the Employee has been an employee, owner and operator of Auto Conversions for many years; and

        WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement and the Note Purchase Agreement, the Company wishes to employ the Employee, and the Employee desires to accept employment with the Company, upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Company and the Employee agree as follows:

        1.    Employment: Term. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to employ the Employee, and the Employee hereby accepts suph employment, for the period beginning on the date of this Agreement and continuing until 6/11, 2004.

        2.    Duties. The Employee shall perform such duties and discharge such responsibilities as the officers of the Company shall from time to time direct including, but not limited to, assisting the Company with retaining the customers and clients of Auto Conversions and assisting the Company with future acquisitions of businesses similar to Auto Conversions. The Employee agrees to perform his duties and discharge his responsibilities in a faithful manner and to the best of his ability and to use his best efforts to promote the interests of the Company. The Employee agrees to devote his full business time and attention to the supervision and conduct of the business and affairs of the Company and to faithfully and to the best of his ability promote the interests of the Company. The Employee further agrees that, during the term of this Agreement, he will engage in no outside business concerns or activities and will not accept other gainful employment, without the Company's written consent. Without limiting the foregoing, the Employee understands and agrees that his duties for the Company may from time to time include the performance of similar duties for and on behalf of entities affiliated with the Company.

        3.    Compensation. During the term of the Employee's employment hereunder, the Employee shall receive an annual salary of $75,000 payable in accordance with the Company's standard practices. The Company shall deduct or withhold from all salary payments, and from all other payments made to the Employee pursuant to this Agreement, all amounts which may be required to be deducted or withheld under any applicable law now in effect or which may become effective during the term of this Agreement (including, but not limited to, Social Security contributions and income tax withholdings).

        4.    Compensation. During the term of the Employee's employment hereunder, the Employee shall receive an annual salary of $75,000 payable in accordance with the Company's standard practices. The Company shall deduct or withhold from all salary payments, and from all other payments made to the Employee pursuant to this Agreement, all amounts which may be required to be deducted or withheld under any applicable law now in effect or which may become effective during the term of this Agreement (including, but not limited to, Social Security contributions and income tax withholdings).

        5.    Other Benefits. During the term of the Employee's employment hereunder, the Employee will be entitled to participate in the Company's health and medical insurance plan and if the Employee elects to participate in the plan, the Company shall pay fifty percent (50%) of the required insurance premium. The Employee shall also be entitled to participate in such other benefits as are offered by the Company generally to its employees. These plans, policies and benefits are subject to change at the sole discretion of the Company.

        6.    Vacations. The Employee shall be entitled to vacation during each year of this Agreement, which vacation shall be in such amounts and taken at such times as shall be agreed upon by the Company and the Employee.

        7.    Reimbursement for Expenses. The Company shall reimburse the Employee for expenses which the Employee may from time to time reasonably incur on behalf of and at the request of the Company in the performance of his responsibilities and duties under this Agreement; provided, however, that the Employee shall be required to account to the Company for such expenses in the manner prescribed by the Company.

        8.    Confidential Information. The Employee shall take all reasonable precautions to safeguard the confidential nature of all Confidential Information of or belonging to the Company and any other precautions with respect thereto which the Company may reasonably request. For purposes of this Agreement, "Confidential Information" shall mean all information pertaining to the business and operations of the Company which is not generally available to the public, including, but not limited to, trade secrets, financial information, information as to customers and customer lists, sales and marketing information, information as to suppliers, production and pricing information, information as to business methods, practices and strategies, and all documents, electronic records and other tangible items relating to or containing any such information.

        9.    Personal Property. All Confidential Information in the possession of the Employee on the date hereof or hereafter disclosed or made available by the Company to the Employee shall at all times be and remain the personal property of the Company and all documents, electronic records, lists, plans, proposals, records and other tangible items in the possession of the Employee on the date hereof or hereafter supplied to the Employee which constitute or contain Confidential Information shall, together with all copies thereof, be returned to the Company immediately upon termination of the Employee's employment or upon the earlier demand of the Company."

        10.    Period of Non-Competition. Pursuant to the Asset Purchase Agreement, the Company will acquire certain of the operating assets and the auto conversion and detailing business of Auto Conversions (the "Business"). In order to protect the Company's investment in the Business and such assets, the Company has requested and the Employee has agreed to the covenants not to compete set forth in this Section 10. For a period of three (3) years following the date of this Agreement, the Employee agrees that he shall not, directly or indirectly, for his own account or as agent, employee, officer, director, consultant, or as a stockholder or equity owner of any corporation or other entity, or a member of any firm or otherwise (a) anywhere within 200 miles of the Business or any other similar business operation of the Company, engage or attempt to engage, in any business activity which is the same as, substantially similar to or directly competitive with, the Business, (b) employ or solicit the employment of any present or future employee of the Company, (c) disrupt or interfere with, or seek to disrupt or interfere with, the relationship of the Company and any past, present or prospective supplier, customer or business contact of the Company (which shall include any former supplier, customer or business contact of Auto Conversions or the Employee). The Employee agrees that the foregoing territorial, time and other limitations are reasonable and properly required for the adequate protection of the business and affairs of the Company effective from and after the date of the closing of the transactions contemplated in the Asset Purchase Agreement, and in the event that anyone or more of such territorial, time or other limitations is found to be unreasonable by a court of competent jurisdiction, the Employee shall agree and submit to the reduction of said territorial, time or other limitations to such an area, period, or otherwise as the court may determine to be reasonable. In the event that the Employee voluntarily terminates his employment prior to the expiration of this Agreement or is involuntarily terminated for cause, the Employee agrees that the terms and conditions of the non- competition covenant contained herein shall continue for a period of three (3) years from the date of this Agreement first written above.

        11.    Suitable Remedies. The Employee (a) acknowledges that his failure to comply with Sections 8, 9 or 10 of this Agreement will result in irreparable harm to the Company and that a remedy at law for any such failure will be an inadequate remedy and (b) consents to the Company obtaining from a court having jurisdiction specific performance, an injunction, a restraining order or any other equitable relief in order to enforce such compliance. The right to obtain such equitable relief shall be in addition to any other remedy to which the Company is entitled under applicable law (including, but not limited to, monetary damages).

        12.    Termination

        (a)    This Agreement and the Employee's employment hereunder shall automatically terminate upon the death or permanent disability of the Employee. Permanent disability shall be determined by a physician selected by the Company in good faith. The Employee shall cooperate in submitting to any physical examination conducted pursuant to this paragraph for purposes of determining permanent disability.

        (b)    The Company may, at its sole option, immediately terminate the Employee's employment for cause upon written notice to the Employee. For purposes of this Agreement, "cause" shall mean (i) a material breach of or substantial failure to perform any obligation of the Employee under this Agreement which breach or failure remains uncured for thirty (30) days after receipt of notice thereof from the Company , (ii) the conviction of the Employee of a felony, (iii) gross negligence or willful misconduct of the Employee in the performance of his duties or (iv) any fraudulent or dishonest act committed by the Employee which results in harm or loss to the Company.

        (c)    Upon any termination of the Employee's employment hereunder by reason of death, disability, voluntary termination or resignation by the Employee or termination for cause by the Company, the Employee will receive only his salary and benefits through the date of termination of employment and no more unless required by law.

        13.    Failure,. Delay or Waiver. No course of action or failure to act by the Company or the Employee shall constitute a waiver by such party of any right or remedy under this Agreement, and no waiver by either party of any right or remedy under this Agreement shall be effective unless made in writing.

        14.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement shall be deemed unenforceable under applicable law by a court having jurisdiction, such provision shall be unenforceable only to the extent necessary to make it enforceable without invalidating the remainder thereof or any of the remaining provisions of this Agreement.

        15.    Notice. All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given if hand delivered or mailed addressed to the appropriate party at the address of such party as shown at the beginning of this Agreement, postage prepaid, by certified or registered mail, return receipt requested. Any party may from time to time designate by written notice given in accordance with the provisions of this Section any other address or party to which such notice or communication or copies thereof shall be sent.

        16.    Miscellaneous. This Agreement (a) may not be amended, modified or terminated orally or by any course of conduct pursued by the Company or the Employee, but may be amended, modified or terminated only by a written agreement duly executed by the Company am the Employee, (b) is binding upon and inures to the benefit of the Employee and his permitted assignees and the Company and each of its successors and assignees, except that the Employee may not assign any of his rights or obligations pursuant to this Agreement without the prior written consent of the Company, (c) constitutes the entire agreement between the Company and the Employee with respect to the subject matter of this Agreement, and supersedes all oral and written proposals, representations, understandings and agreements previously made or existing with respect to such subject matter, and (d) shall be governed by, and interpreted and construed in accordance with, the laws of the State of Michigan, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Agreement as of the date above written.

COMPANY:

IDEAL ACCENTS , INC.

By: _________________
Title: CEO

EMPLOYEE

_____________________________________
Michael Patten

ADDENDUM

Made this 11 day of June 2002.

To the Asset Purchase Agreement between Ideal Accents, Inc., a Florida corporation (the "Purchaser"), Auto Conversions Inc., a Michigan corporation (the "Seller"), and Michael Patten (the "Shareholder").

  The Shareholder and the Seller have renegotiated the terms of the loan with the National Bank for a repayment schedule over five (5) years, which is acceptable to the Purchaser.

  The renegotiation however does not cover assumption of the loan by the Purchaser and does not acknowledge the sale of the Acquired Assets to the Purchaser.

  The parties each acknowledge and agree that the Seller and the Shareholder will be in breach of the National Bank loan after closing and waive the requirement to obtain the National Bank's consent to the assumption by the Purchaser of the loan and the approval of the sale of the Acquired Assets to the Purchaser.

  The Purchaser specifically acknowledges that the Acquired Assets will be encumbered by the National Bank.

  Each of the parties hereby waives the condition of their obligation to Close the Asset Purchase Agreement that relate to the subject matter of this Addendum.

  This Addendum shall not relieve the Purchaser of its obligations to indemnify the Seller and the Shareholder of their obligation to pay the National Bank loan.

  Unless otherwise defined herein, all terms in the Addendum shall have the meanings ascribed to them in the Asset Purchase Agreement.

IN WITNESS WHEREOF the parties have duly executed this Addendum as of the date first written above.

AUTO CONVERSIONS, INC. (Seller)

By: /s/ Michael Patten
Title: President

SHAREHOLDER

By: /s/ Michael Patten
Michael Patten

ADDENDUM

Made this 4th day of December 2002.

To the Asset Purchase Agreement between Ideal Accents, Inc., a Florida corporation
(the "Purchaser"), Auto Conversions Inc., a Michigan corporation (the "Seller"), and Michael Patten (the "Shareholder").

   1.      The Shareholder and the Seller have renegotiated the terms of the loan with the National Bank for a repayment schedule over five (5) years, which is acceptable to the Purchaser.

   2.      The renegotiation however does not cover assumption of the loan by the Purchaser and does not acknowledge the sale of the Acquired Assets to the Purchaser.

   3.      The parties each acknowledge and agree that the Seller and the Shareholder will be in breach of the National Bank loan after closing and waive the requirement to obtain the National Bank's consent to the assumption by the Purchaser of the loan and the approval of the sale of the Acquired Assets to the Purchaser.

   4.      The Purchaser specifically acknowledges that the Acquired Assets will be encumbered by the National Bank.

   5.      Each of the parties hereby waives the condition of their obligation to Close the Asset Purchase Agreement that relate to the subject matter of this Addendum.

   6.      This Addendum shall not relieve the Purchaser of its obligations to indemnify the Seller and the Shareholder of their obligation to pay the National Bank loan.

   7.      Unless otherwise defined herein, all terms in the Addendum shall have the meanings ascribed to them in the Asset Purchase Agreement.

IN WITNESS WHEREOF the parties have duly executed this Addendum as of the date first written above.

AUTO CONVERSIONS, INC. (Seller)

By:   /s/ Michael Patten

Title: President

SHAREHOLDER

By:   /s/ Michael Patten

Michael Patten

IDEAL ACCENTS, INC. (Purchaser)

By:   /s/ Joseph O'Connor

Title:  CEO & Chairman